UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

AtlasClear Holdings, Inc.
(Exact name of registrant as specified in this charter)

Delaware (State or other jurisdiction of incorporation)	001-41956 (Commission File Number)	92-2303797 (I.R.S. Employer Identification No.)

2203 Lois Ave. N., Ste. 814 Tampa, FL (Address of principal executive offices)	33607 (Zip Code)

(727) 446-6660 (Registrant’s telephone number, including area code) (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)
☐	Soliciting material pursuant to 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock par value $0.0001 per share	ATCH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not lo use the extended transition period for complying with any new or revised financial accounting standards provided pursuant lo Section l 3(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensation Arrangements of Certain Officers.

On December 10, 2024, the board of directors of AtlasClear Holdings, Inc. voted to remove Robert McBey as our Chief Executive Officer, effective as of such date. In addition, Mr. McBey was removed as the Chief Executive Officer of our wholly owned subsidiary Wilson-Davis Co., Inc. (“WDCO”) on the same date.

Item 8.01 Other Events

On December 12, 2024, we appointed Jeff Sime to replace Mr. McBey as the new Chief Executive Officer of WDCO, effective December 16, 2024. Mr. Sime has served as President and CEO of Embed Financial Technologies Inc. since February 2022 and as President of JS Consulting since July 2023. Previously, he served as President of COR Clearing LLC which was acquired by Axos Clearing LLC where he served as President until 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLASCLEAR HOLDINGS, INC.

Date: December 16, 2024	/s/ John Schaible
	Name:	John Schaible
	Title:	Executive Chairman

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